UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): March 29, 2019

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Linde plc
(Exact name of registrant as specified in its charter)

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Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
The Priestley Centre
10 Priestley Road
Surrey Research Park
Guildford, Surrey GU2 7XY
United Kingdom
(Address of principal executive offices)(Zip Code)
+44 1483 242200
(Registrant’s telephone numbers, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.                          Entry into a Material Definitive Agreement.

On March 26, 2019, Linde plc (the “Company”) and certain of its subsidiaries have entered into an unsecured revolving credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and a syndicate of banking institutions as lenders.  The Credit Agreement became effective on March 29, 2019.

The initial borrowers under the Credit Agreement are the Company, Praxair, Inc. (“Praxair”), Linde Intermediate Holding AG, Linde AG and Linde Finance B.V.  Additional subsidiaries of the Company may become borrowers under the Credit Agreement, subject to satisfaction of customary conditions.

The Company fully and unconditionally guarantees all obligations of the subsidiary borrowers under the Credit Agreement.  Praxair also fully and conditionally guarantees all obligations of the Company under the Credit Agreement.  Under certain circumstances, certain other subsidiaries of the Company may become subsidiary guarantors under the Credit Agreement.

The Credit Agreement provides for total commitments of $5,000,000,000, which may be increased to up to $6,500,000,000 subject to receipt of additional commitments and satisfaction of customary conditions.

The Credit Agreement is available for general corporate purposes of the Company and its subsidiaries.  Revolving loans may be borrowed in U.S. Dollars, Pounds Sterling, Euros and other currencies agreed to by the Administrative Agent and the lenders.  The Credit Agreement also includes commitments for swingline loans of $200,000,000 (for U.S. Dollar-denominated swingline loans) and €100,000,000 (for Euro-denominated swingline loans) and for letters of credit, letters of indemnity and bank guarantees in approved currencies of $600,000,000.  Any usage of the commitments for swingline loans, letters of credit, letters of indemnity and bank guarantees will reduce availability for revolving loans.

The commitments under the Credit Agreement will expire on March 26, 2024.  The Company has the option to request two one-year extensions of the expiration date.  Any such extension will be subject to approval by the extending lenders.

Any revolving loans and swingline loans outstanding under the Credit Agreement will bear interest based on LIBOR, EURIBOR or the base rate, as applicable, plus, in each case, an interest margin that is subject to a ratings-based pricing grid.  Commitment fees and other customary fees will be payable in connection with the Credit Agreement.

The Credit Agreement contains customary representations and warranties, conditions to credit extension, affirmative covenants, negative covenants and events of default.  The Credit Agreement does not contain a financial maintenance covenant.

In connection with the effectiveness of the Credit Agreement, each of Praxair and Linde AG terminated their respective existing revolving credit agreements.  As of the date of this Report, the Credit Agreement has no usage outstanding.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by the terms and provisions of the Credit Agreement filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibit.  The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Credit Agreement, dated as of March 26, 2019, among Linde plc, certain of its subsidiaries parties thereto as borrowers, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC By: /s/ Guillermo Bichara Name: Guillermo Bichara Title: General Counsel

Date:  April 3, 2019